As filed with the Securities and Exchange Commission on

September 7, 1999, Registration No. 333-[          ]





             SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549



                       FORM S-8



             REGISTRATION STATEMENT UNDER THE

                SECURITIES ACT OF 1933



                   THE CLOROX COMPANY

    (Exact Name of Registrant as Specified in Its Charter)



  Delaware                                   310595760

(State or Other Jurisdiction            (I.R.S. Employer

 of Incorporation or Organization)      Identification No.)



1221 Broadway, Oakland, CA                   94612-1888

(Address of Principal Executive Offices)     (Zip Code)



      SAVINGS PLAN FOR EMPLOYEES OF FIRST BRANDS CORPORATION

                AND PARTICIPATING SUBSIDIARIES

                  (Full Title of the Plans)



                       G. C. Sullivan

         Chairman of the Board and Chief Executive Officer

                      The Clorox Company

            1221 Broadway, Oakland, CA  94612-1888

             (Name and Address of Agent For Service)



                       510/271-7000

    (Telephone Number, Including Area Code, of Agent For Service)



                         Copies to:



Peter D. Bewley, Esq.           John W. Campbell, III, Esq.

The Clorox Company              Morrison & Foerster LLP

1221 Broadway                   425 Market Street

Oakland, California 94612-1888  San Francisco, California

(510) 271-7000                  94105-2482

                               (415) 268-7000

------------------------------------------------------------

            CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------------------------------

 Title of Each Class of         Amount To Be   Proposed Maximum Offering   Proposed Maximum Aggregate   Amount Of
Securities to be Registered     Registered     Price Per Unit              Offering Price              Registration Fee

-----------------------------------------------------------------------------------------------------------------------


Common Stock,
$1.00 par value(1)             100,000 shares  $45.1875(2)                 $4,518,750(2)                $1,256.21(3)

-----------------------------------------------------------------------------------------------------------------------




(1) In addition, pursuant to Rule 416(c) under the Securities

Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.



(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's
Common

Stock reported on the New York Stock Exchange Composite Tape on

September 1, 1999.



(3) All of the 100,000 shares registered hereby were registered pursuant to the Registrant's Registration Statement on Form S-4,

No. 333-69455, and are unissued as of the date hereof. A registration fee of $452,111 was previously paid with respect to such securities and, pursuant to Rule 429 under the Securities Act, the registration fee payable hereunder is offset completely by such previously paid amount.



Pursuant to Rule 429 under the Securities Act, the employee benefit plan filed as part of this registration statement relates to the securities registered hereby, including the common stock previously registered by the Registrant under its Registration Statement on

Form S-4, No. 333-69455.



                  Part I

  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



The documents containing the information concerning the Savings

Plan for Employees of First Brands Corporation and Participating

Subsidiaries, restated January 1, 1997, as amended on February
1,

1999 (the "Plan") of The Clorox Company, a Delaware corporation

(the "Registrant") specified in Item 1 and Item 2 of the this
Part I

has or will be sent or given to employees as specified by Rule

428(b)(1) of the Securities Act of 1933, as amended (the

"Securities Act").  Such documents need not be filed with the

Securities and Exchange Commission ("SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this

Registration Statement pursuant to Item 3 of Part II hereof,

taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.





Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.     Incorporation of Certain Documents by Reference



The Registrant hereby incorporates by reference into this Registration

Statement the following documents previously filed with the SEC.



(a)     The Registrant's latest Annual Report on Form 10K for

the fiscal year ended June 30, 1998, filed with the SEC on

September 28, 1998, pursuant to Section 13(a) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act").



(b)     The Plan's latest Annual Report on Form 11-K for the

fiscal year ended December 31, 1998, filed with the SEC on

July 12, 1999, pursuant to Section 15(d) of the Exchange Act.



(c)     The Registrant's Quarterly Report on Form 10Q for

the fiscal quarter ended September 30, 1998, filed with the

SEC on November 12, 1998, pursuant to Section 13(a) of the

Exchange Act.



(d)     The Registrant's Quarterly Report on Form 10-Q for

the fiscal quarter ended December 31, 1998, filed with the

SEC on February 12, 1999, pursuant to Section 13(a) of the

Exchange Act.



(e)     The Registrant's Quarterly Report on Form 10-Q for

the fiscal quarter ended March 31, 1999, filed with the SEC

on May 14, 1999, pursuant to Section 13(a) of the Exchange

Act.



(f)     The description of the Registrant's Common Stock

which is contained in its Registration Statement on Form 8-A,

No.  001-07151, filed with the SEC on October 20, 1987,

including any amendment or report filed for the purpose of

updating such description.



All reports and definitive proxy or information statements

filed by the Registrant or the Plan pursuant to Section

13(a), 13(c), 14 or 15(d) of the Exchange Act after the

date of this Registration Statement and prior to the filing

of a post-effective amendment which indicates that all

securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be

incorporated by reference into this Registration Statement

and to be a part hereof from the date of filing of such

documents.



Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to

be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein

or in any subsequently filed document which also is deemed

to be incorporated by reference herein modifies or

supersedes such statement.  Any such statement so modified

or superseded shall not be deemed, except as so modified or

superseded, to constitute a part of this Registration Statement.



Item 4.     Description of Securities



Not Applicable.



Item 5.     Interests of Named Experts and Counsel



Not Applicable.



Item 6.     Indemnification of Director and Officers



Section 145(a) of the Delaware General Corporation Law (the
"DGCL")

provides in relevant part that "a corporation may indemnify

any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

investigative (other than an action by or in the right of

the corporation), by reason of the fact that he is or was

a director, officer, employee or agent of another corporation,

partnership, joint venture, trust or other enterprise,

against expenses (including attorneys' fees), judgments,

fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or

proceeding if he acted in good faith and in a manner he

reasonably believed to be in or not opposed to the best

interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe

his conduct was unlawful."  With respect to derivative

actions, Section 145(b) of the DGCL provides in relevant

part that "[a] corporation may indemnify any person who

was or is a party or is threatened to be made a party to

any threatened, pending or completed action or suit by or

in the right of the corporation to procure a judgment in

its favor. . . .  [by reason of his service in one of the

capacities specified in the preceding sentence] against

expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a

manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no

indemnification shall be made in respect of any claim,

issue or matter as to which such person shall have been

adjudged to be liable to the corporation unless and only

to the extent that the Court of Chancery or the court in

which such action or suit was brought shall determine upon

application that, despite the adjudication of liability but

in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem

proper."



The Registrant's Restated Certificate of Incorporation

provides that the Registrant is required to indemnify to

the full extent permitted by the DGCL any person made, or

threatened to be made, a party to an action or proceeding,

whether criminal, civil, administrative or investigative,

by reason of the fact that the person, or the testator or

intestate of such person, is or was a director or officer

of the Registrant, or served any business as a director or

officer at the request of the Registrant.  Expenses incurred by a director of the Registrant in defending a civil or

criminal action, suit or proceeding by reason of the fact

that such person was a director of the Registrant (and not

in any other capacity, including if such person was serving

at the Registrant's request as a director or officer of

another enterprise or corporation) will be paid by the

Registrant in advance of the final disposition of such

action, suit or proceeding upon receipt of an undertaking

by or on behalf of such director to repay such amount if

it shall ultimately be determined that such person is not

entitled to be indemnified by the Registrant as authorized

by relevant sections of the DGCL.  The Registrant will

indemnify officers or directors in connection with a proceeding initiated by them only if such proceeding was authorized by

the Registrant's Board of Directors.  Any person who is not

paid pursuant to the foregoing indemnification provisions 90 days after submitting a written claim to the Registrant may

sue to recover such unpaid amounts and, if successful, will

be entitled to be paid the expense of prosecuting such claim

(except for any such claims as the Registrant is not permitted by law to indemnify, although the burden of proving such

defense will be on the Registrant).



Such Restated Certificate of Incorporation also provides that no director will be liable to the Registrant for a breach of fiduciary duty, except (1) for any breach of the director's

duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section

174 of the DGCL, or (4) for any transaction from which the

director derived an improper personal benefit.  The Registrant may also maintain insurance at its expense, to protect itself and any director or officer of the Registrant or of another

corporation or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power

to indemnify such person against such expense, liability or

loss under the DGCL.



The Registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against loss arising from any claim asserted against him and incurred by

him in any such capacity, subject to certain exclusions.



See also the undertakings set out in response to Item 9

herein.



Item 7.     Exemption from Registration Claimed



Not Applicable.



Item 8.     Exhibits



(a)     Exhibit List



Exhibit No.       Description



4.1               Restated Certificate of Incorporation of the

                  Registrant (incorporated by reference to

                  Exhibit 4.1 to the Registrant's Registration

                  Statement on Form S-8 (Commission File No.
333-44695)

                  dated January 22, 1998).



4.2               Restated Bylaws of the Registrant
(incorporated

                  by reference to Exhibit 3(ii) to the
Registrant's

                  Annual Report on Form 10-K for the fiscal year

                  ended June 30, 1998).



4.3               Savings Plan for Employees of First Brands

                  Corporation and Participating Subsidiaries,

                  restated January 1, 1997.





4.4               Amendment and Restatement to the Savings Plan

                  for Employees of First Brands Corporation and

                  its Participating Subsidiaries.



23.1              Consent of Deloitte & Touche LLP.



23.2              Consent of KPMG LLP, independent public

                  accountants.



24.1              Powers of Attorney.



(b)     Undertaking

     First Brands Corporation has submitted the Plan and the

Registrant will submit the amendment[s] thereto to the Internal

Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan

under Section 401(a) of the Internal Revenue Code of 1986,

as amended.



Item 9.     Undertakings



A.     The undersigned Registrant hereby undertakes:  (1) to

file, during any period in which offers or sales are being

made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the

information set forth in this Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this

Registration Statement or any material change to such

information in this Registration Statement, provided, however,

that clauses (1)(i) and (1)(ii) shall not apply if the

information required to be included in a post-effective

amendment by those paragraphs is contained in periodic

reports filed by the Registrant pursuant to Section 13 or

Section 15(d) of the Exchange Act that are incorporated by

reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new

registration statement relating to the securities offered

therein, and the offering of such securities at that time

shall be deemed to be the initial bona fide offering thereof;

and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



B.     The undersigned Registrant hereby undertakes that, for

purposes of determining any liability under the 1933 Act,

each filing of the Registrant's and the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange

Act that is incorporated by reference into this Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the

initial bona fide offering thereof.



C.     Insofar as indemnification for liabilities arising

under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the

indemnity provisions summarized in Item 6 above or otherwise,

the Registrant has been advised that in the opinion of the

SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the

event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or

proceeding) is asserted by such director, officer or

controlling person in connection with the securities being

registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,

submit to a court of appropriate jurisdiction the question

whether such indemnification by it is against public policy

as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933,

the Registrant certifies that it has reasonable grounds to

believe that it meets all of the requirements for filing on

Form S8 and has duly caused this Registration Statement to

be signed on its behalf by the undersigned, thereunto duly

authorized, in the City of Oakland, State of California, on

September 7, 1999.



THE CLOROX COMPANY

By:

Peter D. Bewley

Senior Vice President-General Counsel and Secretary



POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that each person

whose signature appears below constitutes and appoints,

severally and not jointly, Karen M. Rose and Peter D. Bewley,

with full power to act alone, as his or her true and

lawful attorney-in-fact, with the power of substitution,

for and in such person's name, place and stead, in any

and all capacities, to sign any and all amendments

(including post-effective amendments) to this Registration

Statement, and to file the same, with all exhibits thereto,

and other documents in connection therewith, with the

Securities and Exchange Commission, granting unto each

said attorney-in-fact full power and authority to do and

perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or

cause to be done by virtue hereof.



Pursuant to the requirements of the Securities Act of 1933,

this Registration Statement has been signed by the following persons in the capacities and on the date indicated.







Signature                 Title
Date

---------------------     ---------------------------
-------------


/s/ G. C. Sullivan

G. C. Sullivan            Chairman of the Board and
September 7, 1999

                          Chief Executive Officer





/s/ D. Boggan, Jr.

D. Boggan, Jr.            Director
September 7, 1999



/s/ J. W. Collins

J. W. Collins             Director
September 7, 1999



/s/ U. Fairchild

U. Fairchild              Director
September 7, 1999



/s/ T. M. Friedman

T. M. Friedman            Director
September 7, 1999





J. Manchot                Director
September 7, 1999



/s/ R. W. Matschullat

R W. Matschullat          Director
September 7, 1999



/s/ D. O. Morton

D. O. Morton              Director
September 7, 1999



/s/ K. Morwind

K. Morwind                Director
September 7, 1999



/s/ E. L. Scarff

E. L. Scarff              Director
September 7, 1999



/s/ L. R. Scott

L. R. Scott               Director
September 7, 1999



/s/ C. A. Wolfe

C. A. Wolfe               Director
September 7, 1999



/s/ K. M. Rose

K. M. Rose                Group Vice President - Finance
September 7, 1999

                          and Chief Financial Officer

                          (Principal Financial Officer)

/s/ H. J. Salvo, Jr.

H. J. Salvo, Jr.          Vice President-Controller
September 7, 1999

                          (Principal Accounting Officer)






Pursuant to the requirements of the Securities Act of 1933,

the trustee (or other person who administers the Plan) has

duly caused this Registration Statement to be signed on its

behalf by the undersigned, thereunto duly authorized, in

the City of Oakland, State of California, on September 7, 1999.



SAVINGS PLAN FOR EMPLOYEES OF FIRST BRANDS CORPORATION AND

PARTICIPATING SUBSIDIARIES



By:       /s/ Peter D. Bewley

Name:     Peter D. Bewley

Title:    Secretary/Senior Vice President, First

          Brands Corporation